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                                                                     Exhibit 5.1


                             [SASM&F LLP Letterhead]


                                        August 16, 1999


Devon Delaware Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102-8260



          Re:  Devon Delaware Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to Devon Delaware Corporation (to be renamed Devon Energy Corporation), a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 5,008,464 shares (the "Shares") of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), issuable following the Merger (as defined herein) upon exchange of the exchangeable shares (the "Exchangeable Shares") of Northstar Energy Corporation, an Alberta corporation ("Northstar"). The Shares would be so issuable following consummation of the mergers (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1999, by and among the Company, PennzEnergy Company, Devon Energy Corporation (to be renamed Devon Energy Corporation (Oklahoma)), an Oklahoma corporation, and
Devon Oklahoma Corporation.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-85211) as filed with the Securities and Exchange Commission (the "Commission") on August 13, 1999 under the Act, and
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Amendment No.1 to the Registration Statement as filed with the Commission on
August 16, 1999 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, in the form to be in effect at the time of the Merger; (iv) the By-Laws of the Company, in the form to be in effect at the time of the Merger; (v) the Plan of Arrangement under Section 186 of the Business Corporations Act (Alberta) Involving and Affecting Northstar Energy Corporation and the Holders of Its Common Shares and Options dated December 10, 1998 (the "Plan of Arrangement"); (vi) the Voting and Exchange Trust Agreement, dated as of November 6, 1998, as amended, between Devon Energy Corporation, an Oklahoma corporation, the Company, Northstar and CIBC Mellon Trust Company (the "Voting and Exchange Trust Agreement"); and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.
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          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and (iii) the Shares are issued pursuant to and in accordance with the Plan of Arrangement and the Voting and Exchange Trust Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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